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                                                                 EXHIBIT 10.3

                     SECOND AMENDMENT TO ROYALTY AGREEMENT
                            TERMINATION AND RELEASE

THIS SECOND AMENDMENT TO ROYALTY AGREEMENT, TERMINATION AND RELEASE (this "Amendment") is made as of this 27th day of July 1999, by and between SUNGOLD EYEWEAR, INC., a Washington corporation f/k/a Gargoyles Acquisition Corporation ("Purchaser"), and SUNGOLD ENTERPRISES, LTD., a New York corporation and/or its assigns ("Seller").

                                    RECITALS

A. Seller and Purchaser are parties to that certain Royalty Agreement dated as of April 10, 1997, as amended by that certain Amendment to Royalty Agreement dated April 22, 1998 (the "Royalty Agreement").

B. Seller and Purchase desire to further amend the Royalty Agreement in accordance with the terms of this Amendment.

C. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Royalty Agreement.


                                   AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties set forth herein, the parties hereto hereby agree as follows:

1.   STIPULATION AS TO AMOUNT OF 1999 ROYALTY PAYMENT.
     ------------------------------------------------
      Section 2(c) of the Royalty Agreement is amended to provide that the Royalty Payment payable to Seller for calendar year 1999 is a sum certain of $614,131.

2.   PAYMENT OF 1999 ROYALTY PAYMENT.
     -------------------------------
      Section 3 of the Royalty Agreement is amended to provide that the 1999 Royalty Payment of $614,131 is payable to Seller on July 27, 1999 by wire transfer to an account specified by Seller; PROVIDED, HOWEVER, the such payment is subject to receipt by Purchaser of that certain Second Amendment to Employment Agreement, Separation and Release of even date herewith executed by Sheldon Goldman.

3.   TERMINATION OF ROYALTY AGREEMENT.
     --------------------------------
      Upon payment in full of the 1999 Royalty Payment, the Royalty Agreement shall terminate and shall be of no further force or effect.

4.   MUTUAL RELEASE OF CLAIMS.
     ------------------------
     By signing this Agreement, and subject to payment by Purchaser and receipt by Seller of the 1999 Royalty Payment, Seller and Purchaser each agree not to start any lawsuits, charges, or other legal actions against the other relating to the Royalty Agreement. In addition, Seller and Purchaser, each for itself and for their respective agents, representatives, successors and assigns, waives any rights or claims each may have against the other and their respective affiliated and related entities, owners, shareholders, officers, directors, trustees, heirs, administrators, executors, agents, employees, employees' spouses, insurers, either past or present, and all of their successors, agents or assigns (collectively "Releasees") related to the Royalty Agreement. Seller and Purchaser each hereby release the Releasees from any and all claims, actions, causes of action, obligations, costs, expenses, damages, losses, debts, and demands, including attorneys' fees and costs actually incurred (collectively "Claims") of whatever kind, in law or in equity, known or unknown, suspected or unsuspected, related to the Royalty Agreement.

5.   COUNTERPARTS.
     ------------
      This Amendment may be signed in one or more counterparts each of which shall be deemed an original and together shall be deemed on and the same instrument.

IN WITNESS WHEREOF, the parties hereby have executed this Second Amendment to Royalty Agreement as of the date first above written.


SUNGOLD EYEWEAR, INC.,
a Washington corporation


     /s/  Leo Rosenberger
By ________________________________
     Leo Rosenberger, CEO and CFO



SUNGOLD ENTERPRISES, LTD.,
a New York corporation


     /s/ Sheldon Goldman
By ________________________________
     Sheldon Goldman, President